SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

VIKING ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15915 Katy Freeway Suite 450	77094
(Address of principal executive offices)	(Zip Code)

(281) 404 4387

(Registrant’s telephone number, including area code)

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As disclosed in the Current Report on Form 8-K of Viking Energy Group, Inc. (the “Company”) filed with the United States Securities and Exchange Commission on September 5, 2018, the Company previously entered into a Purchase and Sale Agreement (the “Acquisition Agreement”) to acquire oil and gas leases and related assets in Texas and Louisiana for an estimated purchase price of approximately $100,000,000. The Acquisition Agreement contemplated a closing deadline (“Closing Deadline”) of October 31, 2018, and the Company paid a $3,500,000 deposit (the “Deposit”).

The parties to the Acquisition Agreement are currently negotiating an amendment to the Acquisition Agreement extending the Closing Deadline to December 31, 2018, but there is no guarantee that an amendment will be finalized or executed. As the sellers were not able to secure, through no fault of the Company, all of the consents of third parties necessary for the Company to be able proceed with closing the transaction by the Closing Deadline, if an amendment extending the Closing Deadline is not executed, the Company anticipates receiving a return of the Deposit pursuant to the terms of the original Acquisition Agreement.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ENERGY GROUP, INC. (Registrant)

Date: October 31, 2018	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	President and Chief Executive Officer

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